Exhibit 10.2

                        DISTRIBUTOR APPOINTMENT IN KOREA


Pursuant to the Territory Exclusive License Agreement of the Pain Management Device made October 17, 2007 between Competitive Technologies, Inc. (CIT) and GEOMC, both parties agree that CTT delegates GEOMC to designate the exclusive distributor for the Korea under the same conditions set forth in the Agreement.




Date: August 22, 2008


Competitive Technologies, Inc.               GEOMC


//s//                                        //s//
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John B. Nano                                 Young Hyun Lim
Chairman, President & CEO                    President & CEO































                                 CTTC8K3411013